CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of Sand Hill IT Security Acquisition Corp. of our report dated March 15, 2006, relating to the 2005 consolidated financial statements of St. Bernard Software, Inc. and Subsidiary appearing in this Prospectus. We also consent to the reference to us under the heading “Experts” in the Prospectus

/s/ Mayer Hoffman McCann P.C.

San Diego, California March 15, 2006